Exhibit 99.1

Shift Grows Revenue 167% in Q4'2021; Strong Guidance for 2022 Reflects Continued Rapid Growth with Significant Operational Efficiencies

●	Achieved strong revenue and units sold levels in the fourth quarter; year-over-year growth of 167% and 80%, respectively

●	Attained Q4’2021 Total Gross Profit per unit of $1,885, an increase of 305% year-over-year

●	Projecting approximately 2x year-over-year Q1'2022 revenue growth, at the midpoint of management guidance range

●	Projecting full-year 2022 revenue guidance of $1.0 billion - $1.1 billion, approximately 60-70% year-over-year growth, while demonstrating significant operating leverage

SAN FRANCISCO, March 15, 2022 — Shift Technologies, Inc. (Nasdaq: SFT), a leading end-to-end ecommerce platform for buying and selling used cars, today reported fourth quarter financial results for the period ended December 31, 2021. Management’s commentary on fourth quarter financial results and first quarter and full year 2022 outlook can be found by accessing the Company’s shareholder letter on investors.shift.com, or by listening to today’s conference call. A live audio webcast will also be available on Shift’s Investor Relations website.

“2021 was an incredibly successful year for Shift as we grew revenue to $637 million, representing more than 3x growth year-over-year, while continuing to show strong leverage in our business, including 64% growth in Total Gross Profit per unit year-over-year. We were able to grow market share despite a challenging industry backdrop, and I am incredibly proud of our team for all their hard work,” said Co-founder and CEO George Arison. “In 2022, we will focus on achieving an optimal balance between continual growth and meaningful improvement in profitability. We plan to do this through concrete operational efficiencies across the business, building upon the momentum we achieved in driving reconditioning improvements and strong GPU growth in 2021.”

Conference Call Information

Shift senior management will host a conference call today to discuss the Company’s Q4'2021 financial results and first quarter outlook. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (833) 614-1395 or (914) 987-7116. To listen to a live audio webcast, please visit Shift’s Investor Relations website at investors.shift.com. A telephonic replay of the conference call will be available until Thursday, March 17, 2022, and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and entering the passcode 5778317.

About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle: finding the right car, having a test drive brought to you before buying the car, a seamless digitally-driven purchase transaction including financing and vehicle protection products, an efficient, digital trade-in/sale transaction, and a vision to provide high-value support services during car ownership. For more information, visit www.shift.com. The contents of our website are not incorporated into this press release.

Forward-Looking Statements

This document includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include estimated financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of Shift’s business are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) Shift’s ability to sustain its current rate of growth, which may be affected by, among other things, competition, Shift’s ability to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (2) changes in applicable laws or regulations; (3) the possibility that Shift may be adversely affected by other economic, business, and/or competitive factors; (4) the operational and financial outlook of Shift; (5) the ability for Shift to execute its growth strategy; (6) Shift’s ability to purchase sufficient quantities of vehicles at attractive prices; and (7) other risks and uncertainties indicated from time to time in other documents filed or to be filed with the SEC by Shift. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Shift undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Investor Relations Contact:

Drew Haroldson, The Blueshirt Group

IR@shift.com

Media Contact:

Coralyn Lee

press@shift.com

Source: Shift Technologies, Inc.